SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 22, 2013

TARA GOLD RESOURCES CORP.
(Name of Small Business Issuer in its charter)

Nevada	000-29595	90-0316566
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

375 N. Stephanie St.
Bldg. 2, Ste. #211
Henderson, NV 89014
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (888) 901-4550

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2013, Tara Gold Resources Corp. (“Tara Gold”), through its subsidiary, Corporacion Amermin S.A. de C.V., entered into an Assignment of Rights Agreement for The Title Rights of Mining Concessions (the “Assignment”), to sell its La Currita Prospect to Couer Mexicana, S.A. de C.V. for US $2,250,000, plus the corresponding value added tax, for a total of $2,610,000. The Assignment contains customary representations and warranties of the parties.

As of the date of this filing, Tara Gold has received $2,200,000, plus the corresponding value added tax.

The foregoing description of the Assignment does not purport to be complete and is qualified in its entirety by reference to the Assignment, a copy which is attached as Exhibit 10.35 hereto and is incorporated herein by reference.

Information about the La Currita Prospect:

Tara Gold acquired the La Currita Prospect in May 2005 for an effective purchase price of $1,253,439, plus $180,000 of value-added tax.

The La Currita Prospect covers 65 hectares and is located approximately 400 kilometers southwest of the city of Chihuahua in northern Mexico.    The property is situated on the western edge of the Sierra Madre Occidental in the Temoris mining district and can be accessed by dirt road and a regular pick-up truck.  The La Currita Prospect includes four mines.

Geologically, the La Currita Prospect is a low sulfide epithermal gold/silver tabular vein system that has a strike orientation of N30W and a dip of 60 degrees. It is part of the sequence of volcanic rocks that form the base of the Sierra Madre Occidental. This sequence of rocks is characterized by an up to 1,000 meter thick Lower Volcanic Sequence of andesitic flows, volcanic sediments and intrusive bodies that are unconformably overlain by a thick (up to 1,000 meters) Upper Volcanic Sequence of caldera-related rhyolitic flows, ignimbrites and domes. Precious metal mineralization in these units is hosted in low-sulfide quartz veins, breccias and stockwork zones that formed in the Lower Volcanic Sequence, principally along northwest trending, extensional normal faults.

The La Currita Prospect mines were in production between 1983 and 1998. Tara Gold resumed mining operations in early January 2007, which were terminated by October 2008.

As of December 31, 2012, Tara Gold had spent approximately $729,000 on mapping, sampling, and trenching The La Curita Prospect.  Additional historical exploration was performed by other third parties prior to Tara Gold’s acquisition of this property.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.35	Assignment of Rights Agreement for the Title Rights of Mining Rights for the La Currita Prospect, dated April 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2013

TARA GOLD RESOURCES CORP.

By:	/s/ Lynda R. Keeton-Cardno, CPA
Lynda R. Keeton-Cardno, CPA